UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ___________________________________
FORM 8-K
 ___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2017
  ___________________________________
VAREX IMAGING CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________
Delaware
(State or Other Jurisdiction of Incorporation)

001-37860	81-3434516
(Commission File Number)	(IRS Employer Identification No.)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 972-5000
Not Applicable
(Former name or former address, if changed since last report)
 ___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2017, the Board of Directors (the “Board”) of Varex Imaging Corporation (the “Company”) approved the appointment of Jocelyn D. Chertoff, MD, to the Board, effective April 3, 2017. Dr. Chertoff is Chair of the Department of Radiology and Professor of Radiology and Obstetrics and Gynecology at Dartmouth Hitchcock Medical Center. She is also Vice President of the Regional Radiology Service Line, Director of Gastrointestinal Radiology, and Assistant Medical Director for Medical Staff Affairs.
Dr. Chertoff will serve on the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee of the Board. There are no current or proposed transactions with the Company for which disclosure is required under Item 404(a) of Regulation S-K.
In accordance with the Company’s current program for compensation of non-employee directors, Dr. Chertoff will receive an annual cash retainer in the amount of $65,000, $8,000 for service on the Compensation & Management Development Committee, and $7,000 for service on the Nominating & Corporate Governance Committee. In addition, Dr. Chertoff will be granted equity compensation in the form of shares of the Company’s common stock having a value of $160,000 as of the date of grant.
On April 3, 2017, the Company issued a press release regarding the appointment of Dr. Chertoff to the Board, a copy of which is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits
(d)     Exhibits
99.1 Press Release data April 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: April 3, 2017	By:	/s/ Kimberley E. Honeysett
Kimberley E. Honeysett
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release Dated April 3, 2017